UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

Spruce Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39594	81-2154263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 740
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415-343-5986

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRB	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On March 16, 2026, Spruce Biosciences, Inc. (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) with Kaken Pharmaceutical Co., Ltd. (“Kaken”) to terminate by mutual agreement that certain Collaboration and License Agreement, dated as of January 5, 2023, by and between the Company and Kaken (the “Collaboration Agreement”). The Collaboration Agreement will terminate effective as of March 31, 2026 (the “Termination Date”) pursuant to the Termination Agreement, and from and after the Termination Date, the Collaboration Agreement is of no further force or effect except as otherwise expressly set forth in such agreement.

Under the terms of the Collaboration Agreement, the Company granted Kaken the exclusive right to develop, manufacture and commercialize tildacerfont for the treatment of congenital adrenal hyperplasia (“CAH”) in Japan. Pursuant to the Collaboration Agreement, Kaken made a non-refundable upfront payment to the Company of $15.0 million in April 2023. In addition, the Company was entitled to receive up to an aggregate of approximately $65.0 million (at exchange rates in effect on the effective date of the Collaboration Agreement) upon the achievement of specified milestones related to the development, regulatory approval and commercialization of tildacerfont in Japan, and Kaken had agreed to pay the Company a non-creditable, non-refundable specified purchase price for each unit of Company-manufactured product supplied to Kaken for commercial sale. The Company was also entitled to receive a royalty for each unit of non-Company manufactured product sold in Japan. As of the Termination Date, the Collaboration Agreement will be terminated in its entirety, all licenses and other rights granted by the Company to Kaken will terminate and the Company will not be entitled to any previously disclosed and unearned milestone payments or royalties from Kaken. The parties mutually agreed to terminate the Collaboration Agreement following a comprehensive assessment of the tildacerfont program for the treatment of CAH. There are no early termination penalties incurred by the Company in connection with the Termination Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spruce Biosciences, Inc.

Date: March 20, 2026	By:	/s/ Samir Gharib
Samir Gharib
President and Chief Financial Officer